Exhibit 1.2
EXECUTION COPY
ADVANTA BUSINESS CARD MASTER TRUST
AdvantaSeries Class A(2008-A2) Asset Backed Notes
UNDERWRITING AGREEMENT
May 9, 2008
Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, 11th Floor
New York, New York 10080
Ladies and Gentlemen:
     1. Introductory. Advanta Business Receivables Corp., a Nevada corporation (the “Company"), proposes, subject to the terms and conditions stated herein, to cause Advanta Business Card Master Trust, a Delaware common law trust (the “Issuer”), to issue $125,000,000 aggregate principal amount of Advanta Business Card Master Trust AdvantaSeries Class A(2008-A2) Asset Backed Notes (the “Class A(2008-A2) Notes” or the “Offered Notes”) and $122,000,000 aggregate principal amount of AdvantaSeries Class A(2008-A1) (the “Class A(2008-A1) Notes” and together with the Class A(2008-A2) Notes, the “Notes”). The Issuer is a common law trust formed pursuant to a Trust Agreement, dated as of August 1, 2000 (the “Trust Agreement”) between the Company and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), as amended by Amendment No. 1 to the Trust Agreement, dated as of May 9, 2006, between the Company and the Owner Trustee. The Notes will be issued pursuant to a Master Indenture, dated as of August 1, 2000 (the “Master Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as amended by Amendment No. 1 to the Master Indenture, dated as of May 9, 2006, between the Owner Trustee and the Indenture Trustee, as supplemented by the AdvantaSeries Indenture Supplement with respect to the Notes dated as of November 1, 2004 and, with respect to the Notes, as further supplemented by the Class A(2008-A1) Terms Document and the Class A(2008-A2) Terms Document, each dated as of May 16, 2008 (the AdvantaSeries Indenture Supplement, together with such terms document, the “Indenture Supplement” and together with the Master Indenture, the “Indenture”).

     The assets of the Issuer will include Receivables and payments thereon in a portfolio of MasterCard and VISA revolving business purpose credit card accounts originated by Advanta Bank Corp.
     The Receivables are transferred to the Issuer pursuant to a Transfer and Servicing Agreement, dated as of August 1, 2000 (the “Transfer and Servicing Agreement"), among the Company, Advanta Bank Corp. (“Advanta"), as servicer (in such capacity, the “Servicer"), and the Issuer, as amended by Amendment No. 1 to the Transfer and Servicing Agreement, dated as of May 9, 2006, among the Company, the Servicer and the Issuer. The Receivables transferred to the Issuer by the Company are acquired by the Company from Advanta, pursuant to a Receivables Purchase Agreement, dated as of August 1, 2000 (the “Receivables Purchase Agreement”), between the Company and Advanta. Advanta granted a security interest in the Receivables to the Indenture Trustee for the benefit of the Noteholders pursuant to a letter agreement dated as of August 1, 2000 (the “Security Agreement”), between Advanta and the Indenture Trustee.
     Advanta has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required by the Transfer and Servicing Agreement, the Master Indenture and each indenture supplement for each series of notes issued by the Issuer, pursuant to an Administration Agreement, dated as of August 1, 2000 (the “Administration Agreement”), between Advanta, as administrator (in such capacity, the “Administrator”), and the Issuer. The Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture, the Trust Agreement, the Security Agreement and the Administration Agreement are referred to herein, collectively, as the “Transaction Documents.”
     This Underwriting Agreement is referred to herein as this “Agreement.” To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Transaction Documents.
     Advanta and the Company hereby agree with the underwriters for the Class A(2008-A2) Notes listed on Schedule A hereto (the “Underwriters”) as follows:
     2. Representations, Warranties and Covenants of the Company and Advanta. Each of the Company and Advanta, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:
     (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (having the registration number 333-141065), including a form of prospectus, relating to the Offered Notes. The registration statement as amended has been declared effective by the Commission. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Agreement as the “Registration Statement.” The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a supplement (the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) is hereinafter referred to as the “Base Prospectus”) relating to the Offered Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the “Prospectus.”
     (b) Prior to the time the first contract of sale for the Offered Notes was entered into (the “Time of Sale”), the Company had prepared a preliminary Prospectus, dated May 7, 2008 (subject to completion). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary Prospectus (as amended or supplemented, if applicable), which has been prepared and delivered by the Company to the Underwriters in accordance to the provisions hereof.
     (c) Subject to the terms and conditions herein set forth, Advanta agrees to cause the Company to sell and deliver the Offered Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations, warranties and covenants herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of the Class A(2008-A2) Notes set forth opposite such Underwriter’s name in Schedule A to this Agreement. The Offered Notes are to be purchased by the Underwriters at the purchase price(s) set forth in Schedule A to this Agreement.
     (d) The Company and Advanta understand that the Underwriters intend (i) to make a public offering of their respective portions of the Offered Notes as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable and (ii) initially to offer the Offered Notes upon the terms set forth in the Prospectus.
     (e) No stop order suspending the effectiveness or use of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or, to the knowledge of the Company or Advanta, threatened by the Commission and on the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act and the rules and regulations of the Commission under the Act (the “Rules and Regulations”), and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) such documents will conform in all respects to the requirements of the Act and the Rules and Regulations, and on the Closing Date the Registration Statement and the Prospectus

will conform in all respects to the requirements of the Act and the Rules and Regulations and the Trust Indenture Act, and neither of such documents on the date of this Agreement and on the Closing Date contain or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only information provided by the Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus is (i) set forth on the cover page of the final Prospectus Supplement under the column Class A(2008-A2) Notes on the line across from “Price to Public,” (ii) in the table listing the Underwriters and the Principal Amount of Class A(2008-A2) Notes under the heading “Underwriting” in the final Prospectus Supplement, (iii) in the fifth paragraph under the heading “Underwriting” in the final Prospectus Supplement, and (iv) in the tenth paragraph under the heading “Underwriting” in the Preliminary Prospectus Supplement and the final Prospectus Supplement (collectively, the information in (i), (ii), (iii) and (iv), the “Underwriters’ Information”). In addition, the statements in “Description of the Notes,” “The Indenture” and “Description of the Receivables Purchase Agreement” in the Base Prospectus and “Description of Series and Tranche Provisions” in the Preliminary Prospectus Supplement and the final Prospectus Supplement, to the extent they constitute a summary of the Notes or the Transaction Documents, in each case, constitute a fair and accurate summary thereof;
     (f) The Preliminary Prospectus at the Time of Sale did not and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only information provided by the Underwriters for inclusion in the Preliminary Prospectus is the Underwriters’ Information, to the extent such information is included in the Preliminary Prospectus;
     (g) The information at the Internet website at www.advanta.com/staticpool and Annex II attached to the Preliminary Prospectus and attached to the Prospectus (the “Static Pool Information”)—of which information for periods before January 1, 2006, and only that for periods before January 1, 2006, is deemed not to be part of the Preliminary Prospectus, the Prospectus or the Registration Statement—at the Time of Sale did not and at the Closing Date will not, when such information is considered together with the Preliminary Prospectus or the Prospectus, as applicable, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (h) Other than the Preliminary Prospectus and the Prospectus, neither the Company nor Advanta (including any agents or representatives other than the Underwriters in their capacity as such) has made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Notes;
     (i) Since the effective date of the Registration Statement, there has not been any change, or any development involving a prospective change, in or affecting the Company or Advanta or any of their respective subsidiaries (other than as contemplated in the Registration Statement or the Preliminary Prospectus) which would be expected to have a material adverse effect on either (1) the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement or any of the Transaction Documents to which it is a party or (2) the Accounts or related Receivables considered in the aggregate;
     (j) The Company has been duly formed and is validly existing as a corporation in good standing under the laws of Nevada; Advanta has been duly incorporated and is validly existing as an industrial bank in good standing under the laws of Utah; each of the Company and Advanta has the power and authority (corporate and/or other) to own its properties and conduct its business to the extent described in the Preliminary Prospectus and to perform its obligations under this Agreement and the Transaction Documents to which it is a party; and each of the Company and Advanta has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;
     (k) As of the Time of Delivery (as defined in Section 3), each consent, approval, authorization or order of, or filing with, any court or governmental agency or body that is required to be obtained or made by the Company, Advanta, the Issuer or their subsidiaries for the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have been obtained or made, except for such consents, approvals, authorizations, registrations or qualifications as may be required under Blue Sky laws;
     (l) Any taxes, fees and other governmental charges that are assessed and due from the Company, Advanta, or the Issuer in connection with the issuance of the Notes, the execution, delivery and issuance of this Agreement and each Transaction Document shall have been paid or will be paid at or prior to the Time of Delivery to the extent then due;
     (m) This Agreement has been duly authorized, executed and delivered by the Company and Advanta and constitutes a legal, valid and binding agreement of the Company and Advanta enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;
     (n) The Offered Notes have been duly and validly authorized by the Company, the direction by the Issuer to the Indenture Trustee to authenticate the Offered Notes has been duly authorized by the Company and, when issued pursuant to the Indenture and delivered pursuant to this Agreement, the Offered Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, and entitled to the benefits provided by the Indenture under which they are to be issued, which Indenture will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, assuming the due authorization, execution and delivery thereof by the other parties thereto, the Indenture will constitute a valid and legally binding instrument of the Issuer, enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law; assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the other Transaction Documents to which it is a party will constitute a valid and legally binding obligation of the Company and Advanta, as applicable, enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law; the execution, delivery and performance by each of the Company and Advanta of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action and proceedings required of it; and the Offered Notes, the Indenture, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the other Transaction Documents will conform in all material respects to the descriptions thereof in the Preliminary Prospectus and the Prospectus;
     (o) The issue and sale of the Offered Notes by the Issuer as contemplated hereby and the compliance by the Company and Advanta with all of the provisions of this Agreement, and the compliance by each of the Company and Advanta with all of the provisions of all of the Transaction Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company and Advanta is a party or by which the Company or Advanta or any of their subsidiaries is bound or to which any of the property or assets of the Company or Advanta is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or Advanta, as applicable, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or Advanta or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company or Advanta for the issue and sale of the Offered Notes by the Issuer, the consummation by the Company or Advanta of the transactions contemplated by this Agreement or the Transaction Documents, except the registration under the Act of the Offered Notes and the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Offered Notes by the Underwriters;
     (p) There are no legal or governmental proceedings to which the Company or Advanta is a party or of which any property of the Company or Advanta is the subject (i) asserting the invalidity of this Agreement, the Offered Notes or any other Transaction Documents, (ii) seeking to prevent the issuance of the Offered Notes or the consummation of any of the transactions contemplated by this Agreement or any Transaction Document, (iii) which is reasonably expected to materially and adversely affect the performance by the Company or Advanta, of their respective obligations under, or the validity or enforceability of, this Agreement, the Offered Notes or the other Transaction Documents, as applicable, (iv) seeking to affect adversely the federal income tax attributes of the Offered Notes described in the Preliminary Prospectus and in the Prospectus or (v) which is reasonably expected to, individually or in the aggregate, have a material adverse effect on the Accounts, the Receivables, the Company, Advanta or the Issuer; and, to the best of the Company’s and Advanta’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (q) Neither the Company nor Advanta is in violation of its respective Articles of Incorporation or By-laws, and neither the Company nor Advanta is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;
     (r) None of the Company, Advanta and the Issuer is and, after giving effect to the offering and sale of the Offered Notes and the application of proceeds therefrom and other transactions contemplated hereby, will be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (s) The Receivables had an aggregate outstanding balance determined as of the close of business on March 31, 2008 in the amount set forth in the Preliminary Prospectus Supplement;
     (t) No selection procedures materially adverse to the holders of the Offered Notes were utilized in selecting those Receivables transferred by Advanta to the Company from those Receivables available therefor;

     (u) The Receivables have been acquired and will be acquired by the Company under the Receivables Purchase Agreement and by the Issuer under the Transfer and Servicing Agreement, the Company and the Issuer, respectively, will acquire the Receivables, free and clear of any lien, charge or encumbrance (other than as contemplated by the Transaction Documents), but subject to the rights of the related obligors;
     (v) As of the date hereof and as of the Time of Delivery, neither Advanta nor the Company is obligated to repurchase Receivables in the Initial Designated Accounts or in any Additional Designated Accounts (each as defined in the Transfer and Servicing Agreement) constituting a material portion of the aggregate Receivables in the Accounts (as defined in the Transfer and Servicing Agreement) existing as of the Time of Delivery;
     (w) As of the date hereof, the Company is wholly-owned by Advanta and the trust beneficial interest of the Issuer is wholly-owned by the Company;
     (x) In accordance with Generally Accepted Accounting Principles in the United States, as currently in effect, each party to the Receivables Purchase Agreement and the Transfer and Servicing Agreement will treat the transactions contemplated by the Receivables Purchase Agreement and the Transfer and Servicing Agreement as absolute assignments of the Receivables to the Company and to the Issuer, respectively;
     (y) Advanta represents and warrants that it has made available to the Underwriters copies of the consolidated financial statements of Advanta Corp. for the year ended December 31, 2007, as filed with the SEC. Except as set forth in or contemplated in the Registration Statement and the Preliminary Prospectus or as described by Advanta Corp. in SEC filings or press releases of general distribution, copies of which have been delivered to you, there has been no material adverse change in the condition (financial or otherwise) of Advanta Corp., the Company or Advanta since December 31, 2007;
     (z) Each of the Company and Advanta hereby makes and repeats each of the respective representations and warranties expressly made by it in the Transaction Documents. Such representations and warranties are incorporated by reference in this Section 2 and the Underwriters may rely thereon as if such representations and warranties were fully set forth herein;
     (aa) Any taxes, fees and other governmental charges arising from the execution and delivery by Advanta, the Company or the Issuer of this Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Indenture and in connection with the execution, delivery and issuance of the Offered Notes and with the transfer of the Receivables have been paid or will be paid by the Company prior to the Closing Date;

     (bb) The Issuer was not, on the date on which the first bona fide offer of the Offered Notes was made, an “ineligible issuer” as defined in Rule 405 under the Act;
     (cc) KPMG LLP is an independent public accountant with respect to Advanta and the Company within the meaning of the Act and the rules and regulations promulgated thereunder; and
     (dd) The Indenture has been duly qualified under the TIA and complies as to form with the TIA and the rules and regulations of the Commission thereunder.
     All representations, warranties and agreements made herein shall be deemed made as of the date hereof and as of the Time of Delivery; provided, however, that to the extent any representation or warranty relates to a specific date, such representation and warranty shall be deemed to relate only to such date.
     3. Sale and Delivery to the Underwriters; Closing. Subject to the terms and conditions herein set forth, the Company agrees to cause the Issuer to issue the Offered Notes and agrees to sell the Offered Notes on May 16, 2008 (the “Closing Date”) to each of the Underwriters, severally and not jointly, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of the Offered Notes set forth opposite the name of such Underwriter, and at the purchase price set forth, in Schedule A hereto.
     The Offered Notes shall be represented by one or more definitive global certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). The Company will cause the Issuer to transfer the Offered Notes in book-entry form to Greenwich Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representatives”), for the account of each Underwriter, against payment by the Representatives (by or on behalf of such Underwriter or otherwise) of the purchase price therefor by wire transfer payable to the order of the Company in federal (same day) funds (to such account or accounts as the Company shall designate), by causing DTC to credit the Offered Notes to the account of the Representatives at DTC. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, the Closing Date or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”
     The documents will be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof and the Offered Notes will be delivered at the offices of McKee Nelson LLP, One Battery Park Plaza, 34th Floor, New York, New York 10004 (the “Closing Location”), all at the Time of Delivery. Final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto on the New York Business Day preceding the Time of Delivery. For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close. The Company will cause the global certificates referred to above to be made available to the Representatives for checking at least 24 hours prior to the Time of Delivery at the Closing Location.

     4. Offering by the Underwriters.
          (a) It is understood that upon the authorization by the Representatives of the release of the Offered Notes, the Underwriters propose and agree to offer the Offered Notes for sale upon the terms and conditions set forth in the Preliminary Prospectus.
          (b) Each of the Underwriters agrees that if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the “NASD”), it will not effect any transaction in the Offered Notes within the United States or induce or attempt to induce the purchase of or sale of the Offered Notes within the United States, except that such Underwriter shall be permitted to make sales to the other Underwriters or to their United States affiliates; provided that such sales are made in compliance with an exemption of certain foreign brokers or dealers under Rule 15a-6 under the Exchange Act, and in conformity with the Rules of Fair Practice of the NASD as such rules apply to non-NASD brokers or dealers.
          (c) Each Underwriter further represents that:
          (i) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and
          (ii) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.
          (d) In relation to each Member State of the European Economic Area (which is composed of the European Union, Norway and Liechtenstein) which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Offered Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in the Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Notes to the public in that Relevant Member State at any time:
          (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
          (iii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of the above paragraph, the expression an “offer of Offered Notes to the public” in relation to any Offered Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe the Offered Notes in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
          (e) Each Underwriter severally represents and agrees (i) that it did not enter into any contract of sale for any Offered Notes prior to the time it received the Preliminary Prospectus from the Company and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Offered Notes, deliver to each investor to whom Offered Notes are sold by it during the period prior to the filing of the Prospectus at or prior to the applicable time of any such contract of sale with respect to such investor, the Preliminary Prospectus.
     5. Certain Agreements of the Company and Advanta. The Company and Advanta, jointly and severally, agree with each of the Underwriters that:
          (a) The Company will prepare the Prospectus in a form approved by the Representatives (which approval will not be unreasonably withheld) and will file such Prospectus pursuant to Rule 424(b) under the Act not later than the date required by Rule 424; make no further amendment or any supplement to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) under the Act) or the Prospectus which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Agreement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Notes; will advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Offered Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, Preliminary Prospectus or the Prospectus or for

additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending any such qualification, will promptly use its best efforts to obtain the withdrawal of such order.
          (b) The Company will promptly from time to time take such action as the Representatives may reasonably request to qualify the Offered Notes for offering and sale under the securities laws of such states as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such states for as long as may be necessary to complete the distribution of the Offered Notes, provided that in connection therewith neither the Company nor the Issuer shall be required to qualify as a foreign corporation or entity or to file a general consent to service of process in any state.
          (c) If at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act (or required to be delivered but for Rule 172 under the Act), any event occurs as a result of which the Preliminary Prospectus or the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Preliminary Prospectus or the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will furnish the Representatives with copies thereof. Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.
          (d) As soon as practicable, the Company will make generally available to Noteholders and to the Underwriters an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. The Company will comply with the periodic reporting requirements under the Exchange Act.
          (e) During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, neither the Company nor Advanta will offer, sell, contract to sell or otherwise dispose of any credit card backed securities with the same term and other characteristics identical to the Offered Notes without the prior written consent of the Representatives.
          (f) So long as any Offered Notes shall be outstanding, Advanta will deliver or cause to be delivered to the Representatives the annual statements as to compliance to be delivered by Advanta to the Owner Trustee, the Indenture Trustee and each Rating Agency pursuant to Section 3.05 of the Transfer and Servicing Agreement and the independent registered public accountant’s agreed-upon procedures report furnished to the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency pursuant to Section 3.06 of the Transfer and Servicing Agreement in each case as soon as such statement is furnished to the Owner Trustee, the Indenture Trustee or the Rating Agencies, as the case may be.

          (g) The Company and Advanta will cooperate with the Underwriters and use their best efforts to permit the Offered Notes to be eligible for clearance and settlement through DTC.
          (h) The Company will furnish such information, execute such instruments and take such actions, if any, as the Representatives may reasonably request in connection with any filing with the NASD relating to the Offered Notes should the Representatives determine that such filing is required or appropriate.
          (i) So long as any of the Offered Notes are outstanding, the Company will furnish to the Representatives as soon as practicable (i) all documents required to be distributed to the holders of the Offered Notes or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, (ii) all monthly reports required to be delivered to or filed with the Indenture Trustee, (iii) all notices or requests to or from the Rating Agencies with respect to the Offered Notes that have been delivered to or received by the Company, (iv) any order of the Commission under the Act or the Exchange Act applicable to the Issuer or to the Company, or pursuant to a “no-action” letter obtained from the staff of the Commission by the Company and affecting the Issuer or the Company and (v) from time to time, any other publicly available information concerning the Company filed with any government or regulatory authority, as the Representatives may reasonably request.
          (j) At the Time of Delivery, the electronic ledger used by Advanta as a master record of the Receivables conveyed by Advanta to the Company and, in turn, conveyed by the Company to the Issuer, shall be marked in such a manner as shall clearly indicate the Issuer’s absolute ownership of such Receivables, and from and after the Time of Delivery, neither the Company nor Advanta nor any of their affiliates shall take any action inconsistent with the Issuer’s ownership of such Receivables, other than as permitted by the Transaction Documents.
          (k) To the extent, if any, that the rating provided with respect to the Offered Notes by any of the Rating Agencies that initially rate the Offered Notes is conditional upon the furnishing of documents or the taking of any other reasonable actions by the Company or Advanta, the Company and Advanta will use their best efforts to furnish, as soon as practicable, such documents and take (or cause the taking of) any such other actions.
          (l) Each of the Company and Advanta will use the net proceeds received by it from the issuance of the Offered Notes in the manner specified in the Preliminary Prospectus Supplement and the Base Prospectus under the caption “Use of Proceeds.”
          (m) The Company will file with the Commission within four days of the issuance of the Offered Notes a current report on Form 8-K setting forth specific information concerning the Offered Notes and the Receivables to the extent that such information is not set forth in the Prospectus.

     6. Underwriter Permitted Written Communications.
          (a) Each of the Underwriters severally, and not jointly, covenants and agrees with the Company and Advanta that other than the Preliminary Prospectus and the Prospectus, without Advanta’s prior written approval, such Underwriter has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or the solicitation of an offer to buy the Offered Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus, plus information included in a column or other entry showing the status of the subscriptions for the Offered Notes and/or expected pricing parameters of the Offered Notes and information customarily included in confirmations of sales of securities and notices of allocations. Each written communication described in the preceding sentence is an “Underwriter Permitted Written Communication.” Each of the Underwriters severally, and not jointly, covenants and agrees with the Company and Advanta, that unless otherwise consented to by Advanta, no such Underwriter Permitted Written Communication shall be conveyed in a manner reasonably designed to lead to its broad unrestricted dissemination such that, as a result of such conveyance, the Company or Advanta would be required to make any filing of such Underwriter Permitted Written Communication pursuant to Rule 433(d) under the Act.
          (b) Each Underwriter severally represents, warrants and agrees with the Company and Advanta that:
          (i) each Underwriter Permitted Written Communication prepared by it will not, as of the date such Underwriter Permitted Written Communication was conveyed or delivered to any prospective purchaser of Offered Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were the result of any written information contained in the Registration Statement, Preliminary Prospectus or Prospectus or furnished to such underwriter by the Company or Advanta for use in an Underwriter Permitted Written Communication which information was not corrected by written information subsequently provided by the Company or Advanta to such Underwriter prior to the time of use of such Underwriter Permitted Written Communication. As of the date hereof, no such information has been provided by the Company or Advanta; and
          (ii) each Underwriter Permitted Written Communication prepared by it that constitutes a “free writing prospectus” (as defined in Rule 405 under the Act) shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act, and shall otherwise conform to any applicable requirements for “free writing prospectuses” under the Act.

          (c) The Company and Advanta jointly and severally represent, warrant and agree with each Underwriter that any information furnished by the Company or Advanta for use in an Underwriter Permitted Written Communication will be true and accurate and not misleading. As of the date hereof, no such information has been provided by the Company or Advanta.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and Advanta herein are, at and as of the Time of Delivery, true and correct (except to the extent that any representation or warranty relates to a specific date, in which case such representation or warranty shall be deemed to relate only to such date), the condition that the Company and Advanta shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions precedent:
          (a) The Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b), each within the applicable time period prescribed for such filing by the rules and regulations under the Act and, with respect to the Prospectus, in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ satisfaction.
          (b) The Representatives shall have received an opinion, dated the Closing Date, of Van Cott, Bagley, Cornwall & McCarthy, as special Utah counsel for Advanta, satisfactory in form and substance to the Representatives and their counsel to the effect that:
          (i) Advanta (x) has been duly incorporated and is validly existing as an industrial bank under the laws of the State of Utah, with power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and (y) has the power, authority and legal right to acquire and own the Designated Accounts and the Receivables, to sell and assign the Receivables to the Company pursuant to the Receivables Purchase Agreement, to service the Designated Accounts and Receivables pursuant to the Transfer and Servicing Agreement and to enter into and perform its obligations under this Agreement and each Transaction Document to which it is a party.
          (ii) Advanta has, or at the time of execution thereof, had, the power and authority to execute and deliver each of the Transaction Documents to which it is a party, and Advanta had and at all times since the time of execution thereof has had and does now have the power to consummate the transactions contemplated herein and in the Transaction Documents to which it is a party.
          (iii) Advanta has duly authorized, executed and delivered each Transaction Document to which it is a party.

          (iv) This Agreement has been duly authorized, executed and delivered by Advanta.
          (v) No consent, approval, authorization or order of, or filing of any UCC financing statements with, any court or governmental agency or body of the State of Utah having jurisdiction over Advanta is required for the consummation of the transactions contemplated by this Agreement and the Transaction Documents, except for (x) filing of UCC financing statements with respect to the transactions contemplated in the Receivables Purchase Agreement and the Transfer and Servicing Agreement and (y) such consents, approvals, authorizations, orders or filings as may be required under the state securities or blue sky laws of any jurisdiction.
          (vi) The execution, delivery and performance by Advanta of this Agreement, the transfer of the Receivables from Advanta to the Company and, in turn, from the Company to the Issuer, the issuance and sale of the Notes and the consummation of any other of the transactions contemplated herein or in the Transaction Documents will not conflict with, result in a breach of or a violation of any of the terms of, or constitute a default under (x) the Articles of Incorporation and Bylaws of Advanta, (y) any rule, order, statute or regulation known to such counsel to be currently applicable to Advanta or (z) any agreement or other instrument, known to such counsel, to which Advanta is a party or by which it is bound.
          (vii) To such counsel’s knowledge, there are no actions, proceedings or investigations pending before any court, administrative agency or other tribunal (v) asserting the invalidity of this Agreement, any of the Transaction Documents or the Notes, (w) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (x) which might materially and adversely affect the performance by Advanta of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents to which it is a party or (y) seeking adversely to affect the federal income tax attributes of the Notes as described in the Base Prospectus under the heading “Federal Income Tax Consequences.”
          (c) The Representatives shall have received an opinion, dated the Closing Date, of Woodburn and Wedge, as special Nevada counsel for the Company, satisfactory in form and substance to the Representatives and their counsel to the effect that:
          (i) The Company (x) has been duly incorporated and is validly existing as a corporation under the laws of the State of Nevada, with power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and (y) has the power, authority and legal right to acquire and own the Receivables, to sell and assign the Receivables to the Issuer pursuant to the Transfer and Servicing Agreement and to enter into and perform its obligations under this Agreement and each Transaction Document to which it is a party.

          (ii) The Company has, or at the time of execution thereof, had, the power and authority to execute and deliver each of the Transaction Documents to which it is a party, and the Company had and at all times since the time of execution thereof has had and does now have the power to consummate the transactions contemplated herein and in the Transaction Documents to which it is a party.
          (iii) The Company has duly authorized, executed and delivered each Transaction Document to which it is a party.
          (iv) This Agreement has been duly authorized, executed and delivered by the Company.
          (v) No consent, approval, authorization or order of, or filing of any UCC financing statements with, any court or governmental agency or body of the State of Nevada having jurisdiction over the Company is required for the consummation of the transactions contemplated by this Agreement and the Transaction Documents, except for (x) filing of UCC financing statements with respect to the transactions contemplated in the Receivables Purchase Agreement and the Transfer and Servicing Agreement and (y) such consents, approvals, authorizations, orders or filings as may be required under the state securities or blue sky laws of any jurisdiction.
          (vi) The execution, delivery and performance by the Company of this Agreement, the transfer of the Receivables from the Company to the Issuer, the issuance and sale of the Notes and the consummation of any other of the transactions contemplated herein or in the Transaction Documents will not conflict with, result in a breach of or a violation of any of the terms of, or constitute a default under (x) the Articles of Incorporation and Bylaws of the Company or (y) any rule, order, statute or regulation known to such counsel to be currently applicable to the Company.
          (vii) To such counsel’s knowledge, there are no actions, proceedings or investigations pending before any court, administrative agency or other tribunal (v) asserting the invalidity of this Agreement, any of the Transaction Documents or the Notes, (w) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (x) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents to which it is a party or (y) seeking adversely to affect the federal income tax attributes of the Notes as described in the Base Prospectus under the heading “Federal Income Tax Consequences.”
          (d) The Representatives shall have received opinions dated the Closing Date, of McKee Nelson LLP and Wolf, Block, Schorr and Solis-Cohen LLP, each as special counsel to the Company and Advanta, satisfactory in form and substance to the Representatives and their counsel, together such opinions will cover each of the following matters, each such matter required to be covered in only one opinion, and be to the effect that:

          (i) Each of the Transaction Documents to which the Company or Advanta is a party constitutes the legal, valid and binding obligation of each of them, as applicable, under the laws of the State of New York enforceable against the Company and Advanta, as applicable, in accordance with its terms.
          (ii) This Agreement constitutes the legal, valid and binding obligation of the Company and Advanta under the laws of the State of New York, enforceable against the Company and Advanta in accordance with its terms.
          (iii) The Offered Notes, when executed and authenticated in accordance with the terms of the Indenture and when delivered to and paid for by the Underwriters in accordance with this Agreement, will be duly and validly issued and outstanding, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and will be entitled to the benefits of the Indenture.
          (iv) The statements in the Base Prospectus under the headings “Prospectus Summary — Tax Status,” and “— ERISA Considerations,” “Risk Factors — If a receiver or conservator were appointed for a seller or a transferor that is a bank, or if a seller or a transferor that is not a bank became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur,” “Material Legal Aspects of the Receivables,” “ERISA Considerations” and “Federal Income Tax Consequences” and the statements in the Preliminary Prospectus Supplement and the Prospectus Supplement under the headings “Summary of Terms — Tax Status” and “ — ERISA Considerations” and “ERISA Considerations,” to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.
          (v) This Agreement, the Transaction Documents and the Notes conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and in the Prospectus.
          (vi) The Indenture has been duly qualified under the TIA and complies as to form with the TIA and the rules and regulations of the Commission thereunder. The Issuer is not now, and immediately following the sale of the Offered Notes pursuant to this Agreement and the application of proceeds therefrom as described in the Preliminary Prospectus and in the Prospectus will not be, required to be registered under the Investment Company Act of 1940, as amended.
          (vii) Subject to the discussion in the Base Prospectus under the heading “Federal Income Tax Consequences,” (a) the Offered Notes will properly be characterized as indebtedness, (b) following the issuance of the Notes, the Issuer will not be classified as an association (or publicly traded partnership) taxable as a corporation, for U.S. federal income tax purposes, (c) the issuance of the Notes will not adversely affect the tax characterization as debt of any notes of any outstanding series or class that were characterized as debt for federal income tax purposes at the time of their issuance and (d) the issuance of the Notes will not cause or constitute an event in which gain or loss would be recognized by any noteholder.
          (viii) The Indenture, the Administration Agreement and the Transfer and Servicing Agreement constitute the legal, valid and binding obligation of the Issuer under the laws of the State of New York.
          (ix) On the effective date the Registration Statement (other than the financial and statistical information contained therein) complied as to form in all material respects to the applicable requirements of the Act and the Rules and Regulations; at the Time of Sale the Preliminary Prospectus (other than the financial statistical information contained therein) complied as to form in all material respects to the applicable requirements of the Act and the Rules and Regulations and on the Closing Date, the Prospectus (other than the financial and statistical information contained therein) complies as to form in all material respects to the applicable requirements of the Act and the Rules and Regulations.
          (x) Such counsel shall state that they have participated in conferences with representatives of the Company and Advanta and their accountants, the Underwriters and counsel to the Underwriters concerning the Registration Statement and the Preliminary Prospectus and the Prospectus and have considered the matters to be stated therein and the matters stated therein, although they are not independently verifying the accuracy, completeness or fairness of such statements (except as stated in paragraph (iv) above) and based upon and subject to the foregoing, nothing has come to such counsel’s attention to cause such counsel to believe that the Registration Statement (excluding any exhibits filed therewith), on the effective date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Preliminary Prospectus, at the Time of Sale and as of the Closing Date (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of financing and price-dependent information, which information will of necessity only appear in the Prospectus), or the Prospectus, as of the date thereof or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to, and does not, make any comment in such opinion with respect to the financial statements, supporting schedules and other financial or statistical information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus).
          (xi) If the FDIC is appointed as conservator or receiver for Advanta, the FDIC would not be able to reclaim the Receivables and the proceeds transferred to the Company or avoid the Receivables Purchase Agreement.
          (xii) No authorization, consent, order or approval of, or registration or declaration with, any Governmental Authority is required under the federal law of the

United States or the laws of the State of New York, in connection with the execution, delivery and performance of any of the Documents or the consummation of any transaction contemplated thereby by Advanta, the Company or the Issuer.
          (xiii) To such counsel’s knowledge, there are no actions, proceedings, or investigations pending or threatened against Advanta, the Company or the Issuer before any Governmental Authority (a) asserting the invalidity of any of the Documents or of the Notes, (b) which would have a material adverse effect on the Noteholders or upon the ability of Advanta, the Company or the Issuer to perform its obligations under this Agreement, the Transaction Documents or the Notes, (c) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Documents, (d) seeking to adversely affect the income tax attributes of the Notes under the income tax laws of the United States as described in the Preliminary Prospectus and Prospectus under the heading “Federal Income Tax Consequences.”
          (xiv) None of the execution, delivery or performance by Advanta, the Company or the Issuer of the Documents to which it is a party (a) conflicts with or violates any law, rule or regulation of the United States, or the State of New York or any determination of an arbitrator (which is publicly available or known to such counsel) or Governmental Authority applying federal or New York State law or (b) conflicts with or results in any breach of the material terms or provisions of, or constitutes a material default under any indenture, contract, agreement, mortgage, deed of trust or other instrument, to which any of Advanta, the Company or the Issuer is a party or by which it or its properties are bound and as to which we have knowledge.
          (xv) The Registration Statement is effective under the Act, and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and no proceedings for that purpose have been initiated or threatened by the Commission.
          (e) The Representatives shall have received from Orrick, Herrington & Sutcliffe LLP, special counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters relating to this transaction as the Representatives and their counsel may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (f) The Representatives shall have received an opinion, dated the Closing Date, of Van Cott, Bagley, Cornwall & McCarthy, special Utah counsel for Advanta, satisfactory in form and substance to the Representatives and their counsel with respect to (i) certain matters relating to the transfer of the Receivables from Advanta to the Company and (ii) the perfection of the security interest in favor of the Company in the Receivables and the proceeds thereof.
          (g) The Representatives shall have received an opinion, dated the Closing Date, of Woodburn and Wedge, special Nevada counsel for the Company, satisfactory in form and substance to the Representatives and their counsel, with respect to (i) certain matters relating to the transfer of the Receivables from the Company to the Issuer, and (ii) the perfection of the security interest in favor of the Issuer in the Receivables and the proceeds thereof.
          (h) The Representatives shall have received an opinion of Richards, Layton & Finger, counsel to the Issuer dated the Closing Date, satisfactory in form and substance to the Representatives and their counsel, with respect to the perfection of the Indenture Trustee’s interest in the Collateral.
          (i) The Representatives shall have received a certificate from each of the Company and Advanta, dated the Closing Date, of any Vice President or more senior officer of the Company or Advanta, as the case may be, in which such officer, to the best of his knowledge after reasonable investigation, shall state that (v) the Company or Advanta, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (w) the representations and warranties of the Company or Advanta, as the case may be, contained in this Agreement and the Transaction Documents to which it is a party are true and correct as of the dates specified herein and therein and as of the Closing Date, (x) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (y) neither the Registration Statement, as of the Effective Date or as of Closing Date, the Preliminary Prospectus as of the Time of Sale or as of the Closing Date or the Prospectus as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) subsequent to the date of the Preliminary Prospectus, there has been no material adverse change in the financial position or results of operation of the Company’s business or the business card unit of Advanta, as the case may be, except as set forth in or contemplated by the Preliminary Prospectus.
          (j) The Representatives shall have received an opinion of Richards, Layton & Finger, counsel to the Owner Trustee, dated the Closing Date, satisfactory in form and substance to the Representatives and their counsel, to the effect that:
          (i) The Owner Trustee is duly incorporated and validly existing as a banking corporation in good standing under the laws of the State of Delaware.
          (ii) The Owner Trustee has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.
          (iii) The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms.
          (iv) Each of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement (collectively referred to in this subsection (j) as the “Trust

Documents”) has been duly executed and delivered by the Owner Trustee, as Owner Trustee on behalf of the Issuer.
          (v) Neither the execution, delivery or performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Documents, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of the Owner Trustee.
          (vi) Neither the execution, delivery and performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Documents, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, is in violation of the charter or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the banking or trust powers of the Owner Trustee or, to such counsel’s knowledge, without independent investigation, or any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel’s knowledge, without independent investigation, of any judgment or order applicable to the Owner Trustee.
          (vii) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware is required by or with respect to the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, for the valid execution and delivery of the Trust Documents, or for the validity or enforceability thereof.
          (viii) To such counsel’s knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other governmental authority which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to carry out the transactions contemplated by the Trust Agreement.
          (k) The Representatives shall have received an opinion of Richards, Layton & Finger, special Delaware counsel to the Issuer, dated the Closing Date, satisfactory in form and substance to the Representatives and their counsel, to the effect that:
          (i) The Issuer is validly existing as a common law trust under the laws of the State of Delaware.
          (ii) The Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee and the Transferor, in accordance with its terms.

          (iii) Under the Trust Agreement, the execution and delivery of the Transfer and Servicing Agreement and the Indenture, the issuance of the Notes and the Transferor Beneficial Interest and the granting of the Trust Estate to the Indenture Trustee as security for the Notes have been duly authorized by all necessary trust action on the part of the Issuer.
          (iv) The Issuer has the power and authority, pursuant to the Trust Agreement, to execute, deliver and perform its obligations under the Trust Agreement, the Indenture and the Transfer and Servicing Agreement (collectively referred to in this subsection (k) as the “Trust Documents”) and the Notes and has duly executed and delivered such agreements and obligations;
          (v) When issued in accordance with the Trust Agreement, the Transferor Beneficial Interest will be validly issued and entitled to the benefits of the Trust Agreement.
          (vi) Neither the execution, delivery and performance by the Issuer of the Trust Documents, the Notes or the Transferor Beneficial Interest nor the consummation by the Issuer of any of the transactions by the Issuer contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of any financing statements with the Delaware Secretary of State in connection with the Trust Documents.
          (vii) Neither the execution, delivery and performance by the Issuer of the Trust Documents, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer.
          (viii) With respect to the Issuer and the Receivables: (a) there is no document, stamp, excise or other similar tax imposed by the State of Delaware upon the perfection of a security interest in the Receivables, in the transfer of the Receivables to or from the Issuer, or upon the issuance of the Notes; (b) there is no personal property tax imposed by the State of Delaware upon or measured by the corpus of the Issuer; (c) the characterization of the Issuer for federal income tax purposes will be determinative of the characterization of the Issuer for Delaware income tax purposes and assuming that the Issuer will be taxed as a partnership for federal income tax purposes, the Issuer will not be subject to Delaware income tax and Noteholders who are not otherwise subject to Delaware income tax will not be subject to tax by reason of their ownership of the Notes and the receipt of income therefrom; and (d) any income tax imposed by the State of Delaware that might be applicable to the Issuer would be based upon “federal taxable income,” and for the purposes of determining such income, the characterization of such income for federal income tax purposes will be determinative, whether the characterization of the transaction is that of a sale or a loan.

          (l) The Representatives shall have received an opinion of Seward & Kissel LLP, counsel to the Indenture Trustee, dated the Closing Date, satisfactory in form and substance to the Representatives and their counsel, to the effect that:
          (i) The Indenture Trustee is validly existing as a banking corporation under the laws of the State of New York and has the power and authority to execute, deliver and perform its obligations under the Indenture.
          (ii) The acknowledgment by the Indenture Trustee of the Transfer and Servicing Agreement has been duly authorized, executed and delivered by the Indenture Trustee. The Indenture Trustee has duly authorized, executed and delivered the Indenture. Assuming the due authorization, execution and delivery thereof by the other parties thereto, the Indenture is the legal, valid and binding agreement of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms.
          (iii) The Notes have been duly authenticated and delivered by the Indenture Trustee.
          (iv) Neither the authentication and delivery of the Notes, the acknowledgment of the Transfer and Servicing Agreement, nor the execution, delivery and the performance of the Indenture by the Indenture Trustee conflicts with or will result in a violation of (A) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Indenture Trustee or (B) the Articles of Incorporation or Bylaws of the Indenture Trustee.
          (v) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of the Indenture or the performance by the Indenture Trustee of the terms of the Indenture or the acknowledgment of the Transfer and Servicing Agreement.
          (m) The Representatives shall have received reliance letters addressed to the Representatives, dated as of the Closing Date, allowing the Underwriters to rely on each opinion of counsel delivered to a Rating Agency, the Indenture Trustee, the Company or Advanta in connection with the issuance of the Notes.
          (n) (i) On or before the date of this Agreement, KPMG LLP shall have furnished to the Representatives a letter dated the date of the Preliminary Prospectus in form and substance satisfactory to the Representatives, containing a statement to the effect that KPMG LLP is an independent public accountant with respect to the Company and Advanta, as defined in the Act and the rules and regulations of the Commission thereunder and to the effect that they have performed certain specified procedures requested by the Underwriters with respect to the information set forth in the Preliminary Prospectus; and (ii) on or before the Closing Date, KPMG LLP will furnish to the Representatives a supplemental letter dated the Closing Date, in form and substance satisfactory to the Representatives, containing a statement to the effect that KPMG LLP performed certain specified procedures requested by the Underwriters with respect to the information in the Prospectus.
          (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Preliminary Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the Company or Advanta (other than as contemplated in the Registration Statement or the Preliminary Prospectus) which, in the reasonable judgment of the Representatives, would be expected to have an adverse effect on either (a) the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement or any of the Transaction Documents to which it is a party or (b) the Receivables that, in either case, would make it impractical or inadvisable to proceed with the offering or the delivery of the Offered Notes as contemplated by the Registration Statement and the Prospectus (and any supplements thereto).
          (p) At the Time of Delivery, (i) the Offered Notes shall be rated by Moody’s Investors Service, Inc. (“Moody’s”) at “Aaa” and (ii) the Offered Notes shall be rated by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“Standard & Poor’s") at “AAA.”
          (q) Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it, in the judgment of the Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Offered Notes on the terms and in the manner contemplated in the Prospectus.
          (r) The Representatives shall have received such further information, certificates and documents as the Representatives may reasonably have requested not fewer than three (3) full business days prior to the Closing Date.
     If any of the conditions specified in this Section 7 shall not have been fulfilled in all respects when and as provided in this Agreement, if the Company or Advanta is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled on, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company and Advanta in writing, or by telephone or telegraph confirmed in writing.
     8. Indemnification and Contribution.
          (a) The Company and Advanta, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, from and against (i) any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of financing and price-dependent information, which information will of necessity only appear in the final Prospectus) or the Prospectus, or any amendment or supplement thereto or the Static Pool Information or any written information provided to an Underwriter by the Company or Advanta for use in any Underwriter Permitted Written Communications or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (it being understood that with respect to Static Pool Information and information provided for use in any Underwriter Permitted Written Communications, such information shall be considered together with the information provided in the Preliminary Prospectus or the Prospectus, as the case may be), and will promptly reimburse each Underwriter, their respective directors and officers and each person who controls the Underwriter within the meaning of Section 15 of the Act, for any legal or other expenses reasonably incurred by any Underwriter and such other indemnified persons in connection with investigating, preparing or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and Advanta shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the Underwriters’ Information.
          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and Advanta, their respective directors and officers and each person, if any who controls the Company or Advanta, as the case may be, within the meaning of Section 15 of the Act, against (i) any losses, claims, damages or liabilities, joint or several, to which the Company, Advanta or such indemnified person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that, with respect to any Underwriter, such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information and will reimburse any legal or other expenses reasonably incurred by the Company and Advanta in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; and will reimburse the Company and Advanta, their respective directors and officers and each person who controls the Company or Advanta within the meaning of Section 15 of the Act, for any legal or other expenses reasonably incurred by the Company, Advanta and such other indemnified persons in connection with investigating, preparing or defending any such loss, claim, damage, liability or action as such expenses are incurred.
          (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and Advanta, their respective directors and officers and each person, if any who controls the Company or Advanta, as the case may be, within the meaning of Section 15 of the Act, against (i) any losses, claims, damages or liabilities, joint or several, to which the Company, Advanta or such indemnified person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement of a material fact contained in an Underwriter Permitted Written Communications (as defined in Section 6 of this Agreement) or (y) the omission or alleged omission to state in an Underwriter Permitted Written Communications a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with all information conveyed to an investor at the Time of Sale, in the light of the circumstances under which they were made not misleading and will reimburse any legal or other expenses reasonably incurred by the Company and Advanta in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; and will reimburse the Company and Advanta, their respective directors and officers and each person who controls the Company or Advanta within the meaning of Section 15 of the Act, for any legal or other expenses reasonably incurred by the Company, Advanta and such other indemnified persons in connection with investigating, preparing or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Underwriter will not be liable in any such case to the extent that any such loss, claim, damage or liability, arises out of or is based upon any such untrue statement or alleged untrue statement in any Underwriter Permitted Written Communications in reliance upon and in conformity with any written information furnished to such Underwriter by the Company or Advanta for use therein or the Preliminary Prospectus or the Prospectus and which information was not corrected by information subsequently provided by the Company or Advanta in writing to such Underwriter prior to the time of use of such Underwriter Permitted Written Communications.
     (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or commencement thereof; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this

Section 8 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who may be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised in writing (with a copy to the indemnifying party) by counsel that representation of such indemnified party and the indemnifying party is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time from all indemnified parties not having actual or potential differing interests with any other indemnified party. The indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and provided that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.
          (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Advanta on the one hand and the Underwriters on the other from the offering of the Offered Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Advanta on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Advanta on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Notes purchased under this Agreement (before deducting expenses) received by the Company and Advanta bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Notes purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Advanta on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Advanta and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be obligated to contribute any amount in excess of the underwriting discount applicable to the Offered Notes purchased by such Underwriter under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (f) The obligations of the Company and Advanta under this Section 8 shall be in addition to any liability which the Company and Advanta may otherwise have and shall extend, upon the same term and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or Advanta who has signed the Registration Statement and to each person, if any, who controls the Company or Advanta within the meaning of the Act.
     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Notes hereunder at the Time of Delivery, the remaining Underwriters (the “Non-Defaulting Underwriters”) shall have the right, but not the obligation, to make arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Notes by other persons within 36 hours after such default; if, however, the Non-Defaulting Underwriters shall not have completed such arrangements within such 36 hour period, then this Agreement shall terminate without liability on the part of any Non-Defaulting Underwriter, Advanta or the Company, except as provided in Sections 10 and 11 herein. As used in this Agreement, the term “Underwriter” includes any person substituted for an

Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
          In the event of any such default which does not result in a termination of this Agreement, any of the Non-Defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.
     10. Reimbursement of Expenses.
          (a) If (x) no closing of the sale of the Offered Notes occurs by the Closing Date through no fault of the Company or Advanta or because the conditions set forth in Section 7 have not been met, or (y) the Underwriters terminate the engagement pursuant to Section 13 or because any conditions precedent in Section 7 have not been fulfilled, then the Company’s or Advanta’s liability to the Underwriters shall be limited to the reimbursement of the Underwriters’ expenses incurred through the date of termination for their reasonable out-of-pocket and incidental expenses excluding the fees and expenses of Underwriters’ counsel (except that the fees and expenses of Underwriters’ counsel shall be included in such reimbursement if the failure to close was caused by action of or failure to act by the Company or Advanta).
          (b) In addition, whether or not the Offered Notes are issued or sold, the Company or Advanta shall pay the reasonable fees and expenses associated with the transactions contemplated hereby not paid by the Underwriters in accordance with the provisions of Section 10(c) including, without limitation, the following fees and expenses:
          (i) rating agency fees payable with respect to their ratings of the Offered Notes;
          (ii) any fees charged by the firm of independent public accountants referred to in Section 7(n);
          (iii) filing fees in connection with the transactions contemplated hereby including, but not limited to, the Commission;
          (iv) the Owner Trustee’s and Indenture Trustee’s fees and expenses and reasonable fees and expenses of counsel to the Owner Trustee and Indenture Trustee;
          (v) 50% of the costs and expenses of preparing and filing the Preliminary Prospectus and Prospectus for distribution of the Notes;
          (vi) the costs and expenses of counsel to the Underwriters and counsel to the underwriters for the Class A(2008-A1) Notes in an aggregate amount not to exceed $20,000, including all expenses in connection with the qualification of the Offered Notes under state securities laws, including the fees and disbursements of counsel in connection with the Blue Sky Survey, if applicable;

          (vii) the cost of preparing the Offered Notes;
          (viii) the cost or expenses of any transfer agent or registrar;
          (ix) the costs and expenses of listing the Offered Notes on the Luxembourg Stock Exchange, if applicable (except the amount to be paid by the Underwriters in Section 10(c) below); and
          (x) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 10; provided, that neither the Company nor Advanta waives any rights to reimbursement from the Underwriters in the event of any Underwriter’s failure to perform in accordance with this Agreement.
          (c) It is understood and agreed that, except as provided in Sections 8, 10(a) and 11, the Underwriters and the underwriters for Class A(2008-A1) will collectively pay (i) securities transfer taxes on resale of any of the Offered Notes by them, (ii) any advertising expenses connected with any offers they may make, (iii) the costs and expenses of listing the Offered Notes on the Luxembourg Stock Exchange subject to a maximum amount of $2,500, (iv) 100% of the aggregate costs and expenses of counsel to the Underwriters and counsel to the underwriters for the Class A(2008-A1) Notes in excess of $20,000 and (v) 50% of the costs and expenses of preparing and filing the Preliminary Prospectus and Prospectus for distribution.
     11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, Advanta and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or Advanta, or any officer or director or controlling person of the Company or Advanta, and shall survive delivery of and payment for the Offered Notes.
     If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 10, and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Notes have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees, expenses and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered Notes, but neither Advanta nor the Company shall then be under any further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

     12. Notices. All statements, requests and notices hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, CT 06830, Attention: Albert Yoshimura, with a copy to the same address to the attention of the legal department and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 11th Floor, New York, New York 10080, Attention: Benjamin Merrill with a copy to the same address to the attention of the legal department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; and if to Advanta shall be delivered or sent by mail, telex or facsimile transmission to Advanta Bank Corp., 11850 South Election Road, Draper, Utah 84020, Attention: Treasury, provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
     13. Termination.
          (a) The Underwriters may terminate this Agreement immediately upon the giving of notice at any time at or prior to the Closing Date if any of the events or conditions described in Section 7(q) of this Agreement shall occur and be continuing. In the event of any such termination, the covenant set forth in the provisions of Section 10, the indemnity agreement set forth in Section 8, and the provision of Section 11 shall remain in effect.
          (b) This Agreement may not be terminated by the Company or Advanta without the written consent of the Underwriters, except in accordance with law.
          (c) Notwithstanding anything herein to the contrary, in the event the Company or Advanta does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any material respect, this Agreement and all of the Underwriters’ obligations hereunder may be immediately cancelled by the Underwriters by notice thereof to the Company or Advanta. Any such cancellation shall be without liability of any party to any other party except that the provisions of Sections 8, 10 and 11 hereof shall survive any such cancellation.
     14. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and Advanta and, to the extent provided in Sections 8 and 11 hereof, the officers and directors of the Company and Advanta and each person who controls the Company and Advanta or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     15. Representation of Underwriters. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.
     16. Arm’s Length Business Transactions; Underwriters as Independent Contractors. The Company and Advanta acknowledge and agree that (i) the transaction contemplated by this Agreement is an arm’s-length commercial transaction between the Company and Advanta, on the one hand, and each of the Underwriters, on the other, and (ii) none of the Underwriters, in connection with this Agreement and the transactions contemplated hereby, has acted as an agent, advisor or fiduciary of the Company or Advanta.
     17. Time of the Essence. Time shall be of the essence of this Agreement.
     18. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
     The Company and Advanta hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     20. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
[SIGNATURE PAGE FOLLOWS]

     If you are in agreement with the foregoing, please sign and return to us a counterpart hereof for each of the Company and Advanta and for each of the Underwriters and each counsel to the parties hereto, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, Advanta, and the Company.

Very truly yours, ADVANTA BUSINESS RECEIVABLES CORP.
By:	/s/ Michael Coco
	Name:	Michael Coco
	Title:	President

ADVANTA BANK CORP.
By:	/s/ Michael Coco
	Name:	Michael Coco
	Title:	Vice President and Treasurer

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of the
date first above written.
GREENWICH CAPITAL MARKETS, INC.,
as a Representative of the Underwriters

By:	/s/ Kristen Andrews
	Name:	Kristen Andrews
	Title:	Senior Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as a Representative of the Underwriters
By:	/s/ Benjamin Merrill
	Name:	Benjamin Merrill
	Title:	Vice President

[Advanta Underwriting Agreement for Class A(2008-A2)]

SCHEDULE A

Principal Amount of
Underwriters	Class A(2008-A2) Notes
Greenwich Capital Markets, Inc.	$40,666,667
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$40,666,667

Deutsche Bank Securities Inc.	$40,666,666

Total	$122,000,000
Purchase Price of the Class A(2008-A2) Notes
(as a percentage of the principal amount of
the Class A(2008-A2) Notes): 99.82346%

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